Exhibit 99.1

Butterfly Network Reports Third Quarter 2025 Financial Results
•Delivered quarterly revenue of $21.5 million in Q3, representing 5% YoY growth.
•Reduced quarterly cash burn to $3.9 million, a new record low for quarterly cash usage.
•Reaffirmed full year revenue guidance and narrowed adjusted EBITDA guidance.
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced financial results for the third quarter ended September 30, 2025, and provided a business update.
Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, “We view this quarter as a period of foundational progress for Butterfly. Even in a seasonally softer period, we delivered growth on top of last year’s record third quarter growth, while continuing to reduce our use of cash. We stayed on the offense — advancing AI, strengthening enterprise readiness, and pushing forward on technology milestones that will shape our future. Our pipeline is expanding, and we believe we’re seeing the early signs of momentum returning.”
DeVivo continued, “We continue to emphasize that our strategy is about more than selling devices — it’s about changing how ultrasound is delivered and scaled. With Compass AI on the horizon, P5.1 chip moving to production, our Apollo AI chip initiating development, and our strategic initiatives taking shape, we’re unlocking the full value of Butterfly as a platform solution. This is how we lead the next chapter of ultrasound.”
Recent Operational and Strategic Highlights:
•New Clinical Validation: A six-month quality-improvement study published in JAMA, led by Rutgers Robert Wood Johnson Medical School, found that integrating Butterfly’s Auto B-line Counter into hospitalist workflows for patients with dyspnea shortened hospital stays, saving 246 bed-days and $751,537 in direct costs.
•Global Security Accreditations: Announced the achievement of ISO 27001 certification and additional international security certifications, reinforcing that Butterfly’s cloud platform is secure, trusted, and ready to scale globally.
•Butterfly Garden Milestone: HeartFocus by DESKi became the first FDA-cleared third-party app to launch on Butterfly Garden – enabling AI-guided echo exams in the hands of any Butterfly user.
•AI for Global Maternal Health: Launched a first-of-its-kind AI-powered Gestational Age Calculator in Malawi and Uganda, developed by the University of North Carolina with support from the Gates Foundation. The tool has been submitted to the U.S. FDA and is currently pending review.
•Technology Leadership Advancement: Completed development of Butterfly’s P5.1 chip, and initiated sixth-generation Apollo AI chip development, designed for powerful edge AI capabilities and future platform scalability.
Three Months Ended September 30, 2025 Financial Results
Revenue: Total revenue was $21.5 million, representing growth of 5% from $20.6 million in the third quarter of 2024. U.S. revenue was $16.1 million. International revenue increased 4% year-over-year to $5.4 million, driven by the higher price point of our iQ3 probe, which launched internationally during the third quarter of 2024.
Gross margin and adjusted gross margin: Gross loss was $3.8 million versus gross profit of $12.2 million in the prior year period, and adjusted gross profit was $13.7 million versus $12.3 million in the prior year period. Total gross margin, on a GAAP basis, was (17.5)% compared to 59.5% in the prior year period, and adjusted gross margin increased to 63.9% from 60.0% in the prior year period. The decrease in GAAP gross margin is primarily due to a $17.4 million write-down of excess and obsolete inventory that was recognized during the quarter, which is excluded from adjusted gross profit and adjusted gross margin. The increase in adjusted gross margin was primarily due to an increase in average selling price as well as a reduction in software amortization costs for our historic software development investments.
Operating expenses: Operating expenses were $31.4 million, up 6% from $29.5 million in the prior year period. Total operating expenses excluding stock-based compensation and other expenses were $23.7 million, compared to $23.4 million in the prior year period, essentially flat to prior year.
Net loss: Net loss was $34.0 million, compared to $16.9 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $8.1 million, compared to $8.4 million in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.04), compared to $(0.05) in the prior year period.
Cash and cash equivalents: Cash and cash equivalents were $144.2 million as of September 30, 2025.
Guidance
Reaffirmed revenue guidance and narrowed adjusted EBITDA guidance for the Fiscal Year 2025:
•Revenue of $91 million to $95 million or approximately 13% growth
•Adjusted EBITDA loss of $32 million - $35 million
Reconciliation of GAAP to Adjusted
Reconciliations of gross margin to adjusted gross margin and of net loss to adjusted EBITDA and adjusted EPS for the three and nine months ended September 30, 2025, and 2024 are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Conference Call
A conference call and webcast to discuss third quarter 2025 financial performance and operational progress is scheduled for 8:00 am ET on October 31, 2025. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:
United States (Toll-Free): +1 833-470-1428
United States (Local): +1 646-844-6383
Global Dial-In Numbers: https://www.netroadshow.com/conferencing/global-numbers?confId=82507
Access Code: 849303

After the live webcast, the call will be archived on Butterfly’s Investor Relations page. In addition, a telephone replay of the call will be available until November 7, 2025, by dialing:

United States (Local): +1 929 458 6194
United States (Toll-Free): +1 866 813 9403
Access Code: 583803
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+

followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.
Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit or loss, gross margin, net loss, and EPS.
The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted gross profit to gross profit or loss, adjusted gross margin to gross margin, and adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, including expectations regarding the launches of our Compass AI software, our P5 chip and fourth-generation technology, and the HeartFocus launch to Butterfly users, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations on the use of any authorized product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to attract and retain customers; our ability to manage our growth effectively; our ability to protect or enforce our intellectual property rights; our ability to maintain the listing of our Class A common stock on the New York Stock Exchange; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.
Contacts:
Investors
Liz Learned Snyder
Director, Communications & Public Relations, Butterfly
investors@butterflynetwork.com
Steve Halper
Managing Director, LifeSci Advisors
shalper@lifesciadvisors.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue:
Product	$14,556	$13,538	$45,341	$39,478
Software and other services	6,933	7,023	20,755	20,227
Total revenue	21,489	20,561	66,096	59,705
Cost of revenue:
Product	23,552	6,065	36,047	17,739
Software and other services	1,694	2,263	5,536	6,870
Total cost of revenue	25,246	8,328	41,583	24,609
Gross profit (loss)	(3,757)	12,233	24,513	35,096
Operating expenses:
Research and development	8,703	8,844	26,942	28,975
Sales and marketing	10,626	9,607	33,805	29,713
General and administrative	9,289	9,353	28,018	29,868
Other	2,759	1,675	5,451	3,639
Total operating expenses	31,377	29,479	94,216	92,195
Loss from operations	(35,134)	(17,246)	(69,703)	(57,099)
Interest income	1,443	1,221	4,598	4,023
Interest expense	(385)	(319)	(1,100)	(928)
Change in fair value of warrant liabilities	207	(1,239)	1,652	(826)
Other income (expense), net	(86)	717	2,824	517
Loss before provision for income taxes	(33,955)	(16,866)	(61,729)	(54,313)
Provision for income taxes	16	58	43	78
Net loss and comprehensive loss	$(33,971)	$(16,924)	$(61,772)	$(54,391)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.13)	$(0.08)	$(0.25)	$(0.26)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	252,087,541	212,774,085	245,197,834	211,109,792

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$144,233	$88,775
Accounts receivable, net of allowance for doubtful accounts of $2,252 and $2,583 at September 30, 2025 and December 31, 2024, respectively	24,418	20,793
Inventories	62,232	70,789
Current portion of vendor advances	2,646	5,547
Prepaid expenses and other current assets	7,862	6,709
Total current assets	241,391	192,613
Property and equipment, net	16,849	19,518
Intangible assets, net	7,866	8,916
Non-current portion of vendor advances	5,114	15,042
Operating lease assets	13,061	14,233
Other non-current assets	5,721	5,760
Total assets	$290,002	$256,082
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,308	$4,250
Deferred revenue, current	16,379	16,139
Accrued purchase commitments, current	131	131
Warrant liabilities, current	1,033	—
Accrued expenses and other current liabilities	29,480	27,695
Total current liabilities	50,331	48,215
Deferred revenue, non-current	7,907	7,315
Warrant liabilities, non-current	—	2,685
Operating lease liabilities	18,414	20,398
Other non-current liabilities	9,520	8,637
Total liabilities	86,172	87,250
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at September 30, 2025 and December 31, 2024; 226,107,253 and 188,626,154 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	23	19
Class B common stock $.0001 par value; 27,000,000 shares authorized at September 30, 2025 and December 31, 2024; 26,426,937 shares issued and outstanding at September 30, 2025 and December 31, 2024	3	3
Additional paid-in capital	1,067,706	970,940
Accumulated deficit	(863,902)	(802,130)
Total stockholders’ equity	203,830	168,832
Total liabilities and stockholders’ equity	$290,002	$256,082

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(61,772)	$(54,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	6,327	7,835
Non-cash interest expense	1,099	926
Write-down of inventories	7,931	15
Write-down of vendor advances	9,621	—
Stock-based compensation expense	17,074	15,794
Change in fair value of warrant liabilities	(1,652)	826
Other	346	945
Changes in operating assets and liabilities:
Accounts receivable	(3,972)	(8,158)
Inventories	626	(264)
Prepaid expenses and other assets	(1,114)	681
Vendor advances	3,208	(1,342)
Accounts payable	(943)	(1,440)
Deferred revenue	832	441
Change in operating lease assets and liabilities	(633)	(549)
Accrued expenses and other liabilities	1,291	94
Net cash used in operating activities	(21,731)	(38,587)

Cash flows from investing activities:
Purchases of property, equipment, and intangible assets, including capitalized software	(2,265)	(2,286)
Sales of property and equipment	—	36
Net cash used in investing activities	(2,265)	(2,250)

Cash flows from financing activities:
Proceeds from exercise of stock options	274	—
Proceeds from employee stock purchase plan	949	—
Net proceeds from share offering	81,006	—
Payments to tax authorities for restricted stock units withheld	(2,775)	—
Net cash provided by financing activities	79,454	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	55,458	(40,837)
Cash, cash equivalents, and restricted cash, beginning of period	92,790	138,650
Cash, cash equivalents, and restricted cash, end of period	$148,248	$97,813

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$21,489	$20,561	$66,096	$59,705
Cost of revenue	25,246	8,328	41,583	24,609
Gross profit (loss)	$(3,757)	$12,233	$24,513	$35,096

Gross margin	(17.5%)	59.5%	37.1%	58.8%

Add:
Write-downs and write-offs of inventories and vendor advances	17,486	97	17,552	97
Adjusted gross profit	$13,729	$12,330	$42,065	$35,193

Adjusted gross margin	63.9%	60.0%	63.6%	58.9%

Depreciation and amortization	$864	$1,632	$3,405	$4,862
% of revenue	4.0%	7.9%	5.2%	8.1%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended September 30,		Nine months ended September 30,
		2025	2024	2025	2024
Net loss	Net loss	$(33,971)	$(16,924)	$(61,772)	$(54,391)
Stock-based compensation	Cost of revenue, R&D, S&M, and G&A	4,925	4,411	17,074	15,794
Write-downs and write-offs of inventories and vendor advances	Cost of revenue	17,486	97	17,552	97
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(207)	1,239	(1,652)	826
Other	Other	2,759	1,675	5,451	3,639
Other expense (income), net	Other income (expense), net	86	(717)	(2,824)	(517)
Adjusted net loss		(8,922)	(10,219)	(26,171)	(34,552)
Interest income	Interest income	(1,443)	(1,221)	(4,598)	(4,023)
Interest expense	Interest expense	385	319	1,100	928
Provision for income taxes	Provision for income taxes	16	58	43	78
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	1,885	2,618	6,327	7,835
Adjusted EBITDA		$(8,079)	$(8,445)	$(23,299)	$(29,734)

Adjusted EPS		$(0.04)	$(0.05)	$(0.11)	$(0.16)
Weighted average shares used to compute adjusted EPS		252,087,541	212,774,085	245,197,834	211,109,792